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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                                   NBG, L.L.C.


     This Certificate of Formation of NBG, L.L.C. (the "LLC") has been duly
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executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act
(6 Del.C.(S).18-201, et. seq.).
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     FIRST. The name of the limited liability company formed hereby is NBG,
L.L.C.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 30th day of May, 2001.


                                        /s/ Shirley Green
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                                        Shirley Green
                                        Authorized Person